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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in the Amendment No. 6 to the Registration Statement on Form S-11, of Desert Capital REIT, Inc., relating to the offering of $220,000,000 of common stock of our report dated June 10, 2004, on the financial statement of Desert Capital REIT, Inc.
contained in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



EIDE BAILLY LLP


/S/ Eide Bailly LLP
July 12, 2004
Aberdeen, South Dakota